Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Amaze Holdings, Inc. of our report dated March 31, 2025, relating to the consolidated financial statements of Amaze Holdings, Inc. and Subsidiaries (the “Company”) as of and for the years ended December 31, 2024 and 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

September 10, 2025